Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Borrower:	NKGEN BIOTECH, INC.	Lender:	East West Bank
	3001 DAIMLER ST SANTA ANA, CA 92705		Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

Principal Amount: $3,991,127.50	Date of Agreement: April 14, 2025

DESCRIPTION OF EXISTING INDEBTEDNESS. The Promissory Note dated June 20, 2023 for Loan Number 769632309 in the original Principal Amount of $5,000,000.00, along with any and all subsequent Change in Terms Agreements (collectively referred to as “Note”).

DESCRIPTION OF CHANGE IN TERMS. The maturity date of the Note is hereby extended from April 15, 2025 to January 15, 2027.

The Principal Amount of the Note is hereby decreased to Three Million Nine Hundred Ninety-one Thousand One Hundred Twenty-seven & 50/100 Dollars ($3,991,127.50).

Effective April 15, 2025, the sections entitled "PROMISE TO PAY", "PAYMENT", "INTEREST CALCULATION METHOD", and "INTEREST AFTER DEFAULT" are hereby amended and restated as follows:

PROMISE TO PAY. NKGEN BIOTECH, INC. ("Borrower") promises to pay to East West Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million Nine Hundred Ninety-one Thousand One Hundred Twenty-seven & 50/100 Dollars ($3,991,127.50) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 10.000%. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on the date that is the earlier of (i) all outstanding balance on this Note is paid in full as provided herein, or (ii) January 15, 2027 (“Maturity Date”). In addition, Borrower will pay regular payments of all accrued unpaid interest due as of each payment date, beginning May 15, 2025, with all subsequent interest payments to be due on the same day of each after that, plus principal only payments as follows: $1,000,000.00 due on June 1, 2025; $1,000,000.00 due on July 15, 2025; and $500,000.00 due on October 15, 2025, and $500,000.00 continuing to be due on the 15th day of each quarter thereafter until the Maturity Date. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest as shown on the most recent statement or bill provided to Borrower (if no statement or bill has been provided for any reason, it shall be applied to the unpaid interest accrued since the last payment); then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

INTEREST AFTER DEFAULT. Upon maturity of this loan, whether the scheduled maturity date or due to this loan being accelerated by Lender because of a default under this Agreement, the interest rate on this loan shall immediately increase by 5.000 percentage points. However, in no event will the interest rate applied under this paragraph exceed the maximum interest rate permitted under applicable law.

The sections entitled "BUSINESS DAY", "VARIABLE INTEREST RATE", and "DETERMINATION DATE" are hereby deleted in its entirety.

The section entitled "LINE OF CREDIT" is hereby deleted in its entirety.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song
PAUL Y. SONG, CEO/Secretary of NKGEN BIOTECH, INC.

LaserPro, Ver. 24.3.10.012 Copr. Finastra USA Corporation 1997, 2025. All Rights Reserved. - CA E:\PROD\LOANDOC\CFI\LPL\D20C.FC TR-37498 PR-7

THIRD MODIFICATION TO THE LOAN AGREEMENT

Borrower:	NKGEN BIOTECH, INC.	Lender:	East West Bank
	3001 DAIMLER ST SANTA ANA, CA 92705		Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

This THIRD MODIFICATION TO THE LOAN AGREEMENT is attached to and by this reference is made a part of the Business Loan Agreement (Loan #769632309) dated June 20, 2023, including all modifications thereto, and executed in connection with a loan or other financial accommodations between Lender and Borrower.

The section entitled "ADVANCE AUTHORITY" is hereby amended and restated as follows:

ADVANCE AUTHORITY. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: PAUL Y. SONG, CEO/Secretary of NKGEN BIOTECH, INC.

The section entitled "Reserve Account" is hereby amended and restated as follows:

Reserve Account. Closing of the renewal is subject to Borrower depositing $250,000 into an account maintained at Lender as additional collateral for the Loan pursuant to an assignment of deposit account executed by Borrower, in form and substance acceptable to Lender (“Reserve Account”). All interest payments due under the Note shall be debited from the Reserve Account and Borrower shall promptly replenish the Reserve Account prior to its depletion.

The sections entitled "Reconveyance of Deed of Trust" and "Real Property Collateral" are hereby added as follows:

Reconveyance of Deed of Trust. Lender agrees to release the lien of the deed of trust securing the real property Collateral upon payment in full of the Indebtedness or pledge of cash collateral in the amount of the Indebtedness at such time pursuant to a fully executed assignment of deed of trust in form and substance acceptable to Lender.

Real Property Collateral. If any real property remains as collateral for this Loan, at Lender’s request, Borrower shall promptly obtain a new appraisal report for the real property Collateral at Borrower’s expense.

THIS THIRD MODIFICATION TO THE LOAN AGREEMENT IS EXECUTED AS OF APRIL 14, 2025.

BORROWER:

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song
PAUL Y. SONG, CEO/Secretary of NKGEN BIOTECH, INC.

LENDER:

EAST WEST BANK

X	/s/ Michael Kwon
Authorized Signer

LaserPro, Ver. 24.3.10.012 Copr. Finastra USA Corporation 1997, 2025. All Rights Reserved. - CA E:\PROD\LOANDOC\CFI\LPL\G60.FC TR-37498 PR-7